Exhibit 5.1 300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com Facsimile: +1 312 862 2200 Austin Bay Area Beijing Boston Brussels Dallas Hong Kong Houston London Los Angeles Miami Munich New York Paris Salt Lake City Shanghai Washington, D.C. October 11, 2023 Express, Inc. 1 Express Drive Columbus, Ohio 43230 Re: Registration Statement on Form S-8 Ladies and Gentlemen: We are acting as special counsel to Express, Inc., a Delaware corporation (the “Company”), in connection with the proposed filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering 300,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), eligible for issuance upon the vesting and settlement of an inducement award consisting of performance-based restricted stock units to be granted to Mr. Stewart Glendinning as a material inducement to his acceptance of employment with the Company as Chief Executive Officer in compliance with and in reliance on Rule 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which exempts “employment inducement grants” from the general requirement of the NYSE that equity-based compensation plans and arrangements be approved by stockholders (the “Inducement Grant”). In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, including its Certificate of Incorporation, as amended (the “Charter”), and Bylaws, (ii) minutes and records of the corporate proceedings of the Company, (iii) the form of award agreement applicable to the Inducement Grant (the “Award Agreement”) and (iv) the Registration Statement and each of the other exhibits to be filed therewith. We have relied, without independent investigation, upon, among other things, an assurance from the Company that the number of shares of Common Stock which the Company is authorized to issue pursuant to the Charter exceeds the number of shares of Common Stock outstanding and the number of shares of Common Stock which the Company is obligated to

Express, Inc. October 11, 2023 Page 2 issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Award Agreement by at least the number of Shares which are being registered for issuance pursuant to the Registration Statement, and we have assumed that such condition will remain true at all future times relevant to this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein but have relied upon statements and representations of officers and other representatives of the Company and others. Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we advise you that the Shares are duly authorized, and when (i) the Registration Statement related to the Shares becomes effective under the Act, (ii) the Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Award Agreement and payment of due consideration therefor, and (iii) the Shares are duly countersigned by the Company’s registrar, the Shares will be validly issued, fully paid and non- assessable. Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the federal laws of the United States (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or

Express, Inc. October 11, 2023 Page 3 supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. Sincerely, /s/ Kirkland & Ellis LLP KIRKLAND & ELLIS LLP